    As filed with the Securities and Exchange Commission on February 13, 2002

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                             DIGI INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                                        41-1532464
     (State or other jurisdiction of                          (I.R.S. Employer
      incorporation or organization)                        Identification No.)

           11001 BREN ROAD EAST                                    55343
          MINNETONKA, MINNESOTA                                  (Zip Code)
 (Address of principal executive offices)

  NetSilicon, Inc. Amended And Restated 1998 Incentive And Non-Qualified Stock
                                  Option Plan
                            (Full title of the plan)

                              Subramanian Krishnan
                             Digi International Inc.
                              11001 Bren Road East
                           Minnetonka, Minnesota 55343
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (952) 912-3444

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                            Proposed
                                                   Proposed                  maximum
       Title of               Amount               maximum                  aggregate               Amount of
     securities to             to be            offering price              offering               registration
     be registered        registered (1)          per share                 price (3)                  fee
----------------------------------------------------------------------------------------------------------------
     Common Stock,           2,493,891
    $.01 par value            shares                 $(2)                $ 16,010,781              $   1,473
================================================================================================================

(1) Pursuant to the Agreement and Plan of Merger dated as of October 30, 2001 (the "Merger Agreement"), among the Registrant, Dove Sub Inc., a Delaware corporation formed and wholly owned by the Registrant ("Merger Sub"), and NetSilicon, Inc., a Massachusetts corporation ("NetSilicon"), NetSilicon was merged with and into Merger Sub on February 13, 2002. In accordance with the Merger Agreement, 3,836,754 outstanding options under NetSilicon's Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan have been assumed by the Company and are being replaced with options to acquire in the aggregate, under the same terms and conditions as were applicable under such stock option plan, 2,493,891 shares of the Company's common stock, par value $.01 per share. No further options will be issued under such stock option plan.

(2) Prices range from $3.08 to $18.00 per share, with a weighted average of $6.42 per share.

(3)      Calculated under Rule 457(h)(1).

                             DIGI INTERNATIONAL INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, previously filed (File No. 0-17972) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

                  (1) The latest Annual Report on Form 10-K of Digi International Inc. (the "Company") for the fiscal year ended September 30, 2001, filed pursuant to
                           Section 13 of the Exchange Act (File No. 0-17972).

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

                  (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (File No. 0-17972) filed on October 5, 1989 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

                  (4) The description of the Company's Purchase Rights which is contained in the Registration Statement on Form 8-A (File No. 0-17972) filed on June 25, 1998, under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

                  Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by the person ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by the person, in connection with the defense or settlement of such action, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director or officer against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.

                  Article V of the By-Laws of the Company and indemnification agreements with directors and officers of the Company provide for the broad indemnification of the directors and officers of the Company and for advancement of litigation Expenses to the fullest extent required or permitted by current Delaware law.

                  The Company maintains a policy of directors and officers liability insurance that reimburses the Company for Expenses that it may incur in conjunction with the foregoing indemnity provisions and that may provide direct indemnification to officers and directors where the Company is unable to do so.

                  The Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit                                 Description

           4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to
                                    Exhibit 3(a) to the Company's Form 10-K for the year ended September 30, 1992 (File No. 0-17972)).

           4.2 Second Amended and Restated By-Laws of the Company (incorporated by reference to
                                    Exhibit 3(b) to the Company's Form 10-K for the year ended September 30, 2001 (File No. 0-17972)).

           4.3 NetSilicon, Inc. Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan.

           5.1                      Opinion of Faegre & Benson LLP.

           10.1 Agreement and Plan of Merger, dated as of October 30, 2001, among the Company, Dove Sub Inc. and NetSilicon, Inc. (incorporated by reference to Annex A to the Company's Amendment No. 1 to Form S-4 filed on January 4, 2002 (Reg. No. 333-74118)).

           23.1 Consent of Faegre & Benson LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

           23.2                     Consent of PricewaterhouseCoopers LLP.

           24.1                     Powers of Attorney.


ITEM 9.  UNDERTAKINGS.

         A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 13, 2002.

                                 DIGI INTERNATIONAL INC.


                                 By       /s/ Joseph T. Dunsmore
                                   ---------------------------------------------
                                          Joseph T. Dunsmore
                                          President, Chief Executive Officer
                                          and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 13, 2002.

Signature                                         Title



 /s/ Joseph T. Dunsmore          President, Chief Executive Officer and Director
---------------------------      (Principal Executive Officer)
Joseph T. Dunsmore


 /s/ Subramanian Krishnan        Senior Vice President, Chief Financial Officer
---------------------------      and Treasurer
Subramanian Krishnan             (Principal Financial and Accounting Officer)

Joseph T. Dunsmore   )
Kenneth E. Millard   )
Mykola Moroz         )           A majority of the Board of Directors*
Michael S. Seedman   )
David Stanley        )
Bradley J. Williams  )

* Joseph T. Dunsmore, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such.


                                 By          /s/ Joseph T. Dunsmore
                                    --------------------------------------------
                                            Joseph T. Dunsmore, Attorney in Fact

                                INDEX TO EXHIBITS

                                                                                                        Method
   Exhibit                             Description                                                     of Filing
   -------                             -----------                                                     ---------
                                                                                                     Incorporated by
    4.1        Restated Certificate of Incorporation of the Company(1)..........................     Reference

                                                                                                     Incorporated by
    4.2        Second Amended and Restated By-Laws of the Company(2)............................     Reference

    4.3        NetSilicon, Inc. Amended and Restated 1998 Incentive and                              Filed
               Non-Qualified Stock Option Plan..................................................     Electronically

                                                                                                     Filed
    5.1        Opinion of Faegre & Benson LLP...................................................     Electronically

   10.1        Agreement and Plan of Merger, dated as of October 30, 2001, among the Company,        Incorporated by
               Dove Sub Inc. and NetSilicon, Inc. (3)...........................................     Reference

   23.1        Consent of Faegre & Benson LLP (contained in its opinion                              Filed
               filed as Exhibit 5.1 to this Registration Statement).............................     Electronically

                                                                                                     Filed
   23.2        Consent of PricewaterhouseCoopers LLP............................................     Electronically

                                                                                                     Filed
   24.1        Powers of Attorney...............................................................     Electronically



----------------------

(1) Incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the year ended September 30, 1992 (File No. 0-17972).

(2) Incorporated by reference to Exhibit 3(b) to the Company's Form 10-K for the year ended September 30, 2001 (File No. 0-17972).

(3) Incorporated by reference to Annex A to the Company's Amendment No. 1 to Form S-4 filed on January 4, 2002 (Reg. No. 333-74118).